UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

Akcea Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38137	47-2608175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-0202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2020, Akcea Therapeutics, Inc. (the “Company”) announced the appointment of Michael D. Price as Chief Financial Officer of the Company.

Michael D. Price, age 62, joined the Company on May 18, 2020 as Chief Financial Officer. Prior to joining the Company, Mr. Price served as Novelion Therapeutics Inc.’s Executive Vice President and Chief Financial Officer from July 2018 to January 2020 and as Novelion’s Senior Vice President and Chief Financial Officer from December 2017 to July 2018. From January 2020 to May 2020, Mr. Price was an independent consultant providing financial consulting services in support of Novelion’s liquidation and shareholder distribution process. Prior to joining Novelion, Mr. Price served as Vice President and Chief Financial Officer for Noven Pharmaceuticals, Inc. from November 2007 to March 2016. Noven was publicly traded until its acquisition by Hisamitsu Pharmaceutical Company in August 2009. Prior to joining Noven in 2007, Mr. Price was Vice President, Chief Financial Officer, Treasurer, and Secretary for Bentley Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, from March 1992 until September 2006. Mr. Price began his career with Price Waterhouse (now PricewaterhouseCoopers), where his client base was concentrated in the life sciences/healthcare sector. Mr. Price is a certified public accountant. He holds a B.S. degree in Business Administration (Accounting) from Auburn University and an M.B.A. degree from Florida State University.

On April 24, 2020, the Company appointed Robert Dolski, the Company’s Vice President, Finance to serve as principal financial and accounting officer on a temporary basis until a replacement principal financial and accounting officer joined the Company. With the appointment of Mr. Price as Chief Financial Officer of the Company, Mr. Dolski will no longer serve as principal financial and accounting officer of the Company and Mr. Price will serve in such capacity.

In connection with Mr. Price’s appointment as the Company’s Chief Financial Officer, the Company entered into a written offer letter dated April 24, 2020 (the “Offer Letter”) with Mr. Price. Pursuant to the Offer Letter, Mr. Price is entitled to receive:

•

An annual base salary of $450,000, and is eligible to receive an annual performance bonus, with a target bonus amount equal to 50% of his base salary under the Company’s Management by Objectives program;

•	A stock option exercisable for up to 300,000 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan;

•	A restricted stock unit award for 50,000 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan;

•	A gross housing allowance of $10,800 per month until November 2021; and

•	Eligibility to participate in the Company’s employee benefit plans, subject to the terms of those plans.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of such document filed as Exhibit 10.1 to this Current Report on Form 8-K.

On May 18, 2020, the Company and Mr. Price also entered into a severance benefit agreement (the “Severance Benefit Agreement”). Under the terms of the Severance Benefit Agreement, Mr. Price will be eligible to receive medical benefit continuation, and a lump sum severance payment equal to (i) 12 months of his then-current base salary if his employment is terminated without cause or by him for good reason, or (ii) if, as a result of a change in control (as defined in the Severance Benefit Agreement) of the Company, his employment is terminated without cause or by him for good reason, 18 months of his then-current base salary plus an amount equal to his target annual cash performance bonus for the year of termination multiplied by a fraction set forth in the Severance Benefit Agreement. In addition, if, in connection with a change in control, an equity award granted to Mr. Price is assumed or continued by the acquirer entity but his employment is terminated without cause or by him for good reason, or an equity award granted to Mr. Price is not assumed or continued by the acquirer entity (or substituted for a similar award of the acquirer entity), then any unvested portion of the equity award will become vested effective immediately prior to the consummation of such change in control.

The Severance Benefit Agreement will remain in effect as long as Mr. Price continues to be employed by the Company. As a condition to receiving payments under the Severance Benefit Agreement, Mr. Price is required to return all of the Company’s property and sign an agreement releasing the Company from liability. The foregoing description of the Severance Benefit Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Mr. Price will also be eligible to enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Price and any director or executive officer of the Company, and Mr. Price is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the 2015 Equity Incentive Plan and form of indemnification agreement do not purport to be complete and are qualified in their entirety by the full text of the 2015 Equity Incentive Plan and form of indemnification agreement, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed September 5, 2017, both of which are incorporated hereby into this Item 5.02 by reference herein.

A copy of the Company’s press release regarding Mr. Price’s appointment to Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Michael D. Price Offer Letter

10.2	Michael D. Price Severance Benefit Agreement

99.1	Press Release dated May 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: May 18, 2020	By:	/s/ Joshua F. Patterson
Joshua F. Patterson
General Counsel